EXHIBIT 99
PRESS RELEASE

For Release:	April 26, 2007
Nasdaq:	MFNC
Contact:	Investor Relations at (888) 343-8147
Website:	www.bankmbank.com
MACKINAC FINANCIAL CORPORATION
REPORTS FIRST QUARTER 2007 RESULTS
(Manistique, Michigan) — Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for mBank (the “Bank”) today announced first quarter 2007 income of $1.035 million or $.30 per share compared to net income of $.498 million, or $.15 per share for the first quarter of 2006. Weighted average shares outstanding amounted to 3,428,695 in both periods.
The results of operations for the first quarter of 2007 include the proceeds received, $470,000, in the settlement of a lawsuit against the Corporation’s former accountants. The first quarter 2006 results include a $600,000 negative loan loss provision. Excluding the lawsuit settlement and the provision adjustment, the net income in the first quarter of 2007 amounted to $.568 million, compared to a loss of .102 million for the same period in 2006.
Paul Tobias, Chairman and Chief Executive Officer, commented, “We are pleased that our earnings are beginning to reflect the progress we have made in growing our loan portfolio and capturing deposit market share. Our 2007 operating plan calls for additional growth in loans and deposits and an improved deposit mix. If we accomplish our goals we expect our profitability to continue to improve.”
Total assets of the Corporation at March 31, 2007 were $375.644 million, up 12.27 percent from the $334.591 million in total assets reported at March 31, 2006. First quarter-end total assets were down 1.87 percent from the $382.791 million of total assets at year-end 2006.
Total loans at March 31, 2007 were $318.421 million, a 20.4% increase from the $264.471 million at March 31, 2006. Total loans at the end of the first quarter of 2007 decreased $4.160 million, or 1.29 percent from year-end 2006 total loans of $322.581 million. Tobias stated, “Loan growth in the first quarter was retarded by large paydowns amounting to $22.8 million; however, our first quarter new loan production was strong at $26.6 million, which should translate into solid growth in the near term as these loans fund. We are also seeing good loan demand in all of our markets and expect to see solid loan production for the remainder of 2007 in spite of the troubles in our Michigan economy.”

Total deposits of $304.412 million at March 31, 2007 were up 13.61 percent from deposits of $267.954 million on March 31, 2006. Deposits were down 2.56 percent from year-end 2006 deposits of $312.421 million. Deposit growth declined in the 2007 first quarter largely due to decreases in wholesale brokered deposits totaling $10.8 million. Our core deposit account balances actually increased by $1.920 million in the first quarter. Mr. Tobias added, “As we grow our loan portfolio, we are working hard to develop core deposit funding in order to maintain adequate interest margins and support our increased profitability objectives. We continue to supplement our northern branch system by offering highly competitive rates, lower fees and account costs, efficient internet banking, remote deposit capture, and courier services. We have recently added three treasury management specialists to further enhance our ability to generate business related deposits.”
Nonperforming assets at the end of the first quarter of 2007 totaled $4.989 million which was up $2.024 million from 2006 year end balances. This first quarter increase is not indicative of any overall deterioration in portfolio credit quality and is still relatively low by comparative peer standards, at 1.33%. Tobias, commenting on credit quality, stated, “The nonperforming assets are credits that we have been following since the recapitalization and we believe that we are adequately reserved. The strength of credit in our portfolio allows our lending staff to concentrate on new loan production. Our credit process also includes an aggressive early resolution process for nonperforming assets, which limits our losses.
Shareholders’ equity at March 31, 2007 totaled $29.932 million, or $8.73 per share, compared to $27.173 million, or $7.93 per share on March 31, 2006.
Tobias concluded, “We are pleased with our first quarter net income results. Loan balances, as mentioned were significantly impacted by large loan paydowns and we do expect that we will resume our recent growth trends in the second quarter and for the remainder of 2007. We also expect increased core deposit growth aided by our recent staffing additions, to help us continue to move towards and then beyond peer profitability levels.”
Mackinac Financial Corporation is a registered bank holding company which owns mBank. The Bank has 13 offices; nine in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan. The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses; as well as checking and savings accounts, time deposits, interest bearing transaction accounts, safe deposit facilities, real estate mortgage lending, and direct and indirect consumer financing.
Forward-Looking Statements
This release contains certain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share data)

	For The Period Ended
	March 31,	December 31,	March 31,
	2007	2006	2006
	(Unaudited)		(Unaudited)
Selected Financial Condition Data (at end of period):
Total assets	$375,644	$382,791	$334,591
Total loans	318,421	322,581	264,471
Total deposits	304,412	312,421	267,954
Borrowings and subordinated debentures	38,307	38,307	36,417
Total shareholders’ equity	29,932	28,790	27,173

Selected Statements of Income Data:
Net interest income	$3,178	$11,593	$3,279
Income (loss) before taxes	1,035	1,216	498
Net income (loss)	1,035	1,716	498
Income (loss) per common share — Basic	.30	.50	.15
Income (loss) per common share — Diluted	.30	.50	.15

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.55%	3.51%	3.62%
Efficiency ratio	82.40	93.95	82.88
Return on average assets	1.10	.49	.63
Return on average equity	14.35	6.19	7.47

Average total assets	$380,403	$347,927	$319,007
Average total shareholders’ equity	29,254	27,744	27,055
Average loans to average deposits ratio	102.73%	99.77%	126.73%

Common Share Data (at end of period):
Market price per common share	$9.26	$11.50	$9.81
Book value per common share	$8.73	$8.40	$7.93
Common shares outstanding	3,428,695	3,428,695	3,428,695
Weighted average shares outstanding	3,428,695	3,428,695	3,428,695

Other Data (at end of period):
Allowance for loan losses	$4,975	$5,006	$5,415
Non-performing assets	$4,989	$2,965	$952
Allowance for loan losses to total loans	1.56%	1.55%	2.05%
Non-performing assets to total assets	1.33%	.77%	.28%
Number of:
Branch locations	13	13	13
FTE Employees	104	99	105

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	March 31,
(Dollars in thousands)	2007	2006	2006
	(unaudited)		(unaudited)
ASSETS

Cash and due from banks	$5,647	$4,865	$6,220
Federal funds sold	6,330	5,841	12,000

Cash and cash equivalents	11,977	10,706	18,220

Interest-bearing deposits in other financial institutions	856	856	853
Securities available for sale	28,511	32,769	34,140
Federal Home Loan Bank stock	3,794	3,794	4,855

Loans:
Commercial	261,246	261,726	212,052
Mortgage	54,204	58,014	50,119
Installment	2,971	2,841	2,300

Total Loans	318,421	322,581	264,471
Allowance for loan losses	(4,975)	(5,006)	(5,415)

Net loans	313,446	317,575	259,056

Premises and equipment	12,252	12,453	12,318
Other real estate held for sale	127	26	952
Other assets	4,681	4,612	4,197

TOTAL ASSETS	$375,644	$382,791	$334,591

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Non-interest-bearing deposits	$23,416	$23,471	$20,463
Interest-bearing deposits
NOW and Money Market	70,558	73,188	67,467
Savings	13,488	13,365	15,304
CDs<$100,000	94,067	89,585	80,204
CDs>$100,000	24,475	23,645	15,246
Brokered	78,408	89,167	69,270

Total deposits	304,412	312,421	267,954

Borrowings	38,307	38,307	36,417
Other liabilities	2,993	3,273	3,047

Total liabilities	345,712	354,001	307,418

Shareholders’ equity:
Preferred stock — No par value:
Authorized 500,000 shares, no shares outstanding
Common stock and additional paid in capital — No par value Authorized - 18,000,000 shares Issued and outstanding - 3,428,695 shares	42,750	42,722	42,489
Accumulated deficit	(12,709)	(13,745)	(14,961)
Accumulated other comprehensive (loss)	(109)	(187)	(355)

Total shareholders’ equity	29,932	28,790	27,173

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$375,644	$382,791	$334,591

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except per share data)	Three Months Ended
	March 31,
	2007	2006
	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$6,233	$4,499
Tax-exempt	171	194
Interest on securities:
Taxable	301	273
Tax-exempt	—	41
Other interest income	200	168

Total interest income	6,905	5,175

INTEREST EXPENSE:
Deposits	3,222	2,080
Borrowings	505	416

Total interest expense	3,727	2,496

Net interest income	3,178	2,679
Provision for loan losses	—	(600)

Net interest income after provision for loan losses	3,178	3,279

OTHER INCOME:
Service fees	161	111
Net security gains	—	—
Net gains on sale of secondary market loans	108	40
Other	644	65

Total other income	913	216

OTHER EXPENSES:
Salaries and employee benefits	1,738	1,594
Occupancy	334	317
Furniture and equipment	157	156
Data processing	171	154
Professional service fees	151	200
Loan and deposit	72	129
Telephone	58	49
Advertising	92	70
Other	283	328

Total other expenses	3,056	2,997

Income before provision for income taxes	1,035	498
Provision for (benefit of) income taxes	—	—

NET INCOME	$1,035	$498

INCOME PER COMMON SHARE:
Basic	$.30	$.15

Diluted	$.30	$.15

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
LOAN PORTFOLIO AND CREDIT QUALITY

(Dollars in thousands)
Loan Portfolio Balances (at end of period):

	March 31,	December 31,	March 31,
	2007	2006	2006
Commercial Loans
Real estate — operators of nonresidential buildings	$44,155	$44,308	$32,440
Hospitality and tourism	33,726	30,826	38,045
Real estate agents and managers	27,313	25,071	12,350
New car dealers	10,139	10,086	9,988
Other	105,937	115,426	98,224

Total Commercial Loans	221,270	225,717	191,047

1-4 family residential real estate	54,204	58,014	50,119
Consumer	2,971	2,841	2,300
Construction	39,976	36,009	21,005

Total Loans	$318,421	$322,581	$264,471

Credit Quality (at end of period):

	March 31,	December 31,	March 31,
	2007	2006	2006
Nonperforming Assets :
Nonaccrual loans	$4,142	$2,899	$—
Loans past due 90 days or more	720	40	—
Restructured loans	—	—	—

Total nonperforming loans	4,862	2,939	—
Other real estate owned	127	26	952

Total nonperforming assets	$4,989	$2,965	$952

Nonperforming loans as a % of loans	1.53%	.91%	—%

Nonperforming assets as a % of assets	1.33%	.77%	.28%

Reserve for Loan Losses:
At period end	$4,975	$5,006	$5,415

As a % of loans	1.56%	1.55%	2.05%

As a % of nonperforming loans	102.32%	170.33%	N/M %

As a % of nonaccrual loans	120.11%	172.68%	N/M %

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS

	QUARTER ENDED
	March 31,	December 31,	September 30,	June 30,	March 31,
	2007	2006	2006	2006	2006
BALANCE SHEET (Dollars in thousands)

Total loans	$318,421	$322,581	$292,614	$283,110	$264,471
Allowance for loan losses	(4,975)	(5,006)	(5,316)	(5,415)	(5,415)

Total loans, net	313,446	317,575	287,298	277,695	259,056
Intangible assets	182	205	237	268	299
Total assets	375,644	382,791	363,191	352,497	334,591
Core deposits	201,529	199,609	195,774	185,784	183,438
Noncore deposits(1)	102,883	112,812	97,720	98,380	84,516

Total deposits	304,412	312,421	293,494	284,164	267,954
Total borrowings	38,307	38,307	38,307	37,617	36,417
Total shareholders’ equity	29,932	28,790	28,226	27,179	27,173
Total shares outstanding	3,428,695	3,428,695	3,428,695	3,428,695	3,428,695

INCOME STATEMENT (Dollars in thousands)

Net interest income	$3,178	$3,027	$2,952	$2,935	$2,679
Provision for loan losses	—	(261)	—	—	(600)

Net interest income after provision	3,178	3,288	2,952	2,935	3,279
Total noninterest income	913	276	240	251	216
Total noninterest expense	3,056	3,226	3,002	2,996	2,997

Income before taxes	1,035	338	190	190	498
Provision for income taxes	—	—	(500)	—	—

Net income	$1,035	$338	$690	$190	$498

PER SHARE DATA

Earnings per share — basic	$.30	$.10	$.20	$.05	$.15
Earnings per share — diluted	.30	.10	.20	.05	.15
Book value per share	8.73	8.40	8.23	7.93	7.93

ASSET QUALITY RATIOS

Nonperforming loans/total loans	1.53%	.91%	.71%	.16%	N/M %
Nonperforming assets/total assets	1.33	.77	.58	.14	.28
Allowance for loan losses/total loans	1.56	1.55	1.82	1.91	2.05
Allowance for loan losses/nonperforming loans	102.32	170.33	257.43	1,214.13	N/M

PROFITABILITY RATIOS

Return on average assets	1.10%	.37%	.75%	.22%	.63%
Return on average equity	14.35	4.68	9.76	2.82	7.47
Net interest margin	3.55	3.44	3.36	3.62	3.62
Efficiency ratio	82.40	94.60	91.17	91.41	99.37
Average loans/average deposits	102.73	102.29	97.51	99.67	98.44

CAPITAL ADEQUACY RATIOS

Leverage ratio	7.85%	7.85%	7.81%	8.04%	8.54%
Tier 1 capital ratio	9.16	8.77	9.36	9.28	9.74
Total capital ratio	10.41	10.02	10.62	10.54	11.00
Average equity/average assets	7.69	7.81	7.73	7.94	8.48
Tangible equity/tangible assets	7.74	7.47	7.71	7.64	8.04

(1)	Noncore deposits includes Internet CDs, brokered deposits and CDs greater than $100,000

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS